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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


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Date of Report (Date of earliest event reported): MAY 11, 1998
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                           IBIS TECHNOLOGY CORPORATION
                           ---------------------------
             (Exact name of registrant as specified in its charter)



 MASSACHUSETTS                      0-23150                       04-2987600
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(State or other                   (Commission                   (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)


32 CHERRY HILL DRIVE, DANVERS, MASSACHUSETTS                       01923
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  (Address of principal executive offices)                      (Zip Code)



       Registrant's telephone number, including area code: (978) 777-4247
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ITEM 5.   OTHER EVENTS.

     On May 11, 1998, the Registrant publicly disseminated a press release announcing its financial results for the first quarter ended March 31, 1998. Revenues for the 1998 first quarter were $1,697,000 compared to revenues of $1,639,000 for the first quarter of 1997. Net loss for the first quarter of 1998 was $909,000, or $0.14 per share, compared to $437,000, or $0.08 per share, for the comparable period a year ago. The increase in the net loss for the first quarter of 1998, compared to the similar period a year ago, is primarily a result of lower product margins and an increase in administrative costs. The equipment revenue of $200,000 recognized in the 1998 first quarter represents the balance from the first implanter sold in 1996. This revenue was deferred until certain software upgrades were delivered in the first quarter of 1998. The Company also announced that it has received a confirming purchase order for an Ibis 1000 implanter from Mitsubishi Materials Corporation, through its Mitsubishi Materials Silicon Corporation subsidiary. A letter of intent for this purchase was previously disclosed in Ibis' March 5, 1998 press release. The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.1 hereto.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibit.

     99.1    The Registrant's Press Release dated May 11, 1998.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       IBIS TECHNOLOGY CORPORATION
                                       -----------------------------------------
                                       (Registrant)




Date: May 12, 1998                     /s/ Debra L. Nelson
                                       -----------------------------------------
                                       Debra L. Nelson, Chief Financial
                                        Officer





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                                  EXHIBIT INDEX

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Exhibit                                                             Sequential
Number                Description                                   Page Number
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
99.1                  The Registrant's Press Release                    5
                      dated May 11, 1998

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